Exhibit 3.7

AMENDMENT TO ARTICLES OF ORGANIZATION OF
THOMAS PIPE & STEEL, L.L.C.
PURSUANT TO LA. R.S.12:1309

I, David Laxton, being a manager of Thomas Pipe & Steel, L.L.C. and being authorized by unanimous consent of the managers of Thomas Pipe & Steel, L.L.C., management of Thomas Pipe & Steel, L.L.C. being vested in one or more managers pursuant to La. RS. 12:1312, do hereby make on behalf of Thomas Pipe & Steel, L.L.C. the following amendment to the Articles of Organization of Thomas Pipe & Steel, L.L.C.:

Amendment:  The name of the limited liability company is hereby changed from Thomas Pipe & Steel, L.L.C. to Edgen Carbon Products Group, L.L.C., effective execution hereof, or at the earliest time pursuant to La. RS. 12:1309.

The Secretary of State of the State of Louisiana is hereby authorized and requested to change the name of Thomas Pipe & Steel, L.L.C. to Edgen Carbon Products Group, L.L.C.

In all other respects, the Articles of Organization of the limited liability company are to remain unchanged.

Signed in Baton Rouge, Louisiana on the 26th day of December, 2003.

/s/ David Laxton III
David Laxton III, authorized Manager of Thomas Pipe & Steel, L.L.C.

ARTICLES OF ORGANIZATION
OF
THOMAS PIPE & STEEL, L.L.C.

The undersigned, acting pursuant to the Louisiana Limited Liability Company Law, LSAR.S. 12:1301 et seq. (the “Act”), adopts the following Articles of Organization:

ARTICLE I
NAME

The name of the Limited Liability Company is Thomas Pipe & Steel, L.L.C. (the “Company”).

ARTICLE II
PURPOSE

The purpose of the Company is to engage in any lawful activity for which limited liability companies may be formed under the Act.

ARTICLE III
AUTHORITY TO BIND COMPANY

The limitations on the authority of members to bind the Company are contained in a written operating agreement.

ARTICLE IV
MANAGEMENT BY MANAGERS

The Company shall be managed by managers who will be elected by the members, as provided in the Company’s operating agreement.  The vote, consent or approval of the members shall not be required for (a) the incurrence of any indebtedness by the Company (whether or not in the ordinary course of business); (b) the sale, exchange, lease or other transfer of assets, including immovable and other real property, (whether or not involving all or substantially all of the assets of the Company); or (c) any mortgage, pledge or other security transaction, all of which may be authorized by the managers.

Any restrictions on the authority of managers are contained in a written operating agreement.

ARTICLE V
RELIANCE ON CERTIFICATE

Persons dealing with the Company may rely upon a certificate of any manager or any officer appointed by the managers to establish the membership of any member, the authenticity of any records of the Company, or the authority of any person to act on behalf of the Company, including but not limited to take the actions referred to in Section 1318B of the Act.

ARTICLE VI
LIABILITY TO THIRD PARTIES

Notwithstanding anything to the contrary set forth in these Articles of Organization or the Company’s Operating Agreement, and except as otherwise set forth in the Act, no Member, Director, Officer, employee, or agent of the Company shall be liable in such capacity for a debt, obligation, or liability of the Company.

No Member, Director, Officer, employee, or agent of the Company shall be a proper party to a proceeding by of against the Company, except when the object is to enforce such person’s rights against or liability to the Company.

ARTICLE VII
LIABILITY TO COMPANY

Except as otherwise provided by law, no Member, Director, or Officer shall be liable to the Company or its other Members for any action taken on behalf of the Company or any failure to take any action if her performed the duties of his office in compliance with Section 1314 of the Act.

These Articles of Organization are executed this 30th day of December, 1999, to be effective as of 10:00 a.m., December 31, 1999.

WITNESSES:	THOMAS PIPE & STEEL, L.L.C

/s/ Lynn Braswell	By:	/s/ David Laxton
David Laxton
/s/ Brent Sheppard		Organizer